Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal Second Quarter of 2017
Revenue of $5m up 26% from previous quarter and Positive Cash Flow from Operations Amid Difficult Industry Conditions

LINDON, Utah, November 9, 2016 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal second quarter ended September 30, 2016. A conference call will be held on Thursday, November 10, 2016 at 1:30 p.m. EST to discuss the results.

Fiscal Q2 2017 Highlights

•	Total revenues of $4,990,813
•	Net income of $74,452 or $0.00 per diluted share
•	Cash and liquid investments at period-end totaled $22.7 million
•	Generated positive cash flow from operations of $1,845,355
•	Remained debt-free

Fiscal Second Quarter Financial Results

The second quarter resulted in positive cash flows from operating activities. $11.1m in cash used to invest in low risk, CD's, bonds and mutual funds. This investment strategy was done to allow liquidity while earning an improved rate of return. Cash and these liquid investments, total $22.7m, which is an increase from $22m in the first quarter. The positive cash flows and substantial cash position have allowed Profire to remain debt free.

Total revenues were just under $5m, representing an increase of 26% from the previous quarter. Net income was $74,452 or $0.00 per diluted share, compared to a net loss of $605,295 or loss of $0.01 per diluted share in the first quarter of this fiscal year.

Gross profit increased to 53% compared to 48% in the previous quarter while total operating expenses decreased slightly. Compared with the same year ago quarter, operating expenses for general and administrative decreased 20%, R&D decreased 11%, and depreciation increased 16%.

Management Commentary
"We remain optimistic for our Company and believe we've positioned ourselves well." Said Brenton Hatch, President and CEO of Profire Energy. "We have invested in R&D, implemented effective cost cutting strategies, taken advantage of the slowdown to more extensively train our personnel, focused on generating positive cash flow, and been able to grow our customer base. We believe these actions will enable us to emerge stronger than before the industry downturn began."
"In looking at the industry as a whole, we believe there are several positive indicators that oil prices are on the rebound.  The Baker Hughes North American rig count has increased 41% from the historical low point in May 2016 and the significant build up in the number of drilled but uncompleted wells, since 2014, has begun decreasing over the last few months," stated Ryan Oviatt, CFO of Profire.  "We believe these industry trends will have a positive impact for Profire and our customers in the coming quarters.  Our revenues increased in Q2 while operating costs decreased slightly compared to the previous quarter. Our cost cutting initiatives combined with ongoing cost management have positioned us well to respond to the market in the second half of our fiscal year."

Conference Call

Profire management will host a conference Thursday, November 10, 2016 to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Thursday, November 10, 2016
Time: 1:30 p.m. EST (11:30 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
 International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=121783. The webcast replay will be available for one year.
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.
A replay of the call will be available after 5:00 p.m. EST on the same day through November 17, 2016.
Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
 Replay ID: 13649080

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on November 10, 2016 regarding 2017 second fiscal quarter results; the Company's ability to manage macro-economic conditions; or, the Company's expectation that industry conditions will improve; or, the Company developing new products, diversifying into new market; and, the decisions made over the past year positioning the Company to capture future opportunities and deliver long-term shareholder value. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information
PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
ASSETS	September 30, 2016	March 31, 2016
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$11,674,786	$21,292,595
Accounts receivable, net	3,695,422	4,132,137
Inventories, net	8,921,196	11,046,682
Income tax receivable	507,526	268,326
Short term investments	2,172,410	-
Investments - other	3,000,000	-
Prepaid expenses & other current assets	463,287	315,757

Total Current Assets	30,434,627	37,055,497

LONG-TERM ASSETS
Deferred tax asset	455,504	452,431
Long Term Investments	5,950,473	-

PROPERTY AND EQUIPMENT, net	7,715,964	8,232,911

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net of accumulated amortization	508,276	529,300

Total Other Assets	1,505,977	1,527,001

TOTAL ASSETS	$46,062,544	$47,267,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$802,218	$893,822
Accrued liabilities	478,108	620,783
Income taxes payable	-	335,375

Total Current Liabilities	1,280,326	1,849,980

LONG-TERM LIABILITIES
Deferred income tax liability	558,829	632,732

TOTAL LIABILITIES	1,839,155	2,482,712

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,325,215 issued and 53,109,905 outstanding at September 30, 2016 and 53,256,296 issued and outstanding at March 31, 2016	53,325	53,256
Treasury stock, at cost	(261,544)	-
Additional paid-in capital	26,617,570	26,164,622
Accumulated other comprehensive loss	(2,505,050)	(2,282,682)
Retained earnings	20,319,089	20,849,932

Total Stockholders' Equity	44,223,390	44,785,128

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,062,544	$47,267,840

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Sales of goods, net	$4,507,044	$7,291,846	$7,969,936	$13,503,816
Sales of services, net	483,769	805,448	994,919	1,470,721
Total Revenues	4,990,813	8,097,294	8,964,855	14,974,537

COST OF SALES
Cost of goods sold-product	1,977,658	3,445,188	3,690,300	6,413,106
Cost of goods sold-services	388,496	623,992	735,645	1,219,530
Total Cost of Sales	2,366,154	4,069,180	4,425,945	7,632,636

GROSS PROFIT	2,624,659	4,028,114	4,538,910	7,341,901

OPERATING EXPENSES
General and administrative expenses	2,328,100	2,919,862	4,713,665	6,361,000
Research and development	263,712	295,146	514,435	599,635
Depreciation and amortization expense	160,216	137,999	319,455	245,454

Total Operating Expenses	2,752,028	3,353,007	5,547,555	7,206,090

INCOME (LOSS) FROM OPERATIONS	(127,369)	675,107	(1,008,645)	135,811

OTHER INCOME (EXPENSE)
Gain (Loss) on sale of fixed assets	-	754	(2,592)	19,391
Other income	82,452	352,310	87,207	243,320
Interest income	19,667	5,517	47,609	26,640

Total Other Income	102,119	358,581	132,224	289,351

NET INCOME (LOSS) BEFORE INCOME TAXES	(25,249)	1,033,689	(876,420)	425,162

INCOME TAX EXPENSE (BENEFIT)	(99,701)	254,781	(345,578)	105,067

NET INCOME (LOSS)	$74,452	$778,907	$(530,843)	$320,095

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	$(202,520)	$(1,084,519)	$(201,747)	$(751,147)
Unrealized losses on investments	(20,621)	-	(20,621)	-

Total Other Comprehensive Loss	(223,141)	(1,084,519)	(222,368)	(751,147)

TOTAL COMPREHENSIVE LOSS	$(148,689)	$(305,612)	$(753,211)	$(431,052)

BASIC EARNINGS PER SHARE	$0.00	$0.01	$(0.01)	$0.01

FULLY DILUTED EARNINGS PER SHARE	$0.00	$0.01	$(0.01)	$0.01

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,215,385	53,236,979	53,235,747	53,230,892

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	54,091,419	53,344,291	53,235,747	53,338,204

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Month Period Ended,
	September 30, 2016	September 30, 2015
OPERATING ACTIVITIES
Net Income (Loss)	$(530,843)	$320,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	505,117	476,548
(Gain) Loss on sale of fixed assets	2,592	(19,391)
Bad debt expense	208,628	86,494
Stock options issued for services	447,691	325,334
Changes in operating assets and liabilities:
Changes in accounts receivable	163,107	2,567,419
Changes in income taxes receivable/payable	(577,575)	(253,794)
Changes in inventories	2,082,532	1,600,797
Changes in prepaid expenses	(147,750)	(262,547)
Changes in deferred tax asset/liability	(76,976)	(73,268)
Changes in accounts payable and accrued liabilities	(231,168)	373,484

Net Cash Provided by Operating Activities	1,845,355	5,141,171

INVESTING ACTIVITIES
Proceeds from sale of equipment	16,896	119,935
Purchase of investments	(11,143,504)	-
Purchase of fixed assets	(7,140)	(28,572)

Net Cash Provided by (Used in) Investing Activities	(11,133,748)	91,363

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	-	(39,243)
Stock issued in exercise of stock options	-	-
Purchase of Treasury stock	(261,544)	-

Net Cash Used in Financing Activities	(261,544)	(39,243)

Effect of exchange rate changes on cash	(67,872)	(383,797)

NET INCREASE (DECREASE) IN CASH	(9,617,809)	4,809,494
CASH AT BEGINNING OF PERIOD	21,292,595	14,144,796

CASH AT END OF PERIOD	$11,674,786	$18,954,290

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-